                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 July 16, 1996

                             The Caldor Corporation

      -------------------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)

             Delaware                  1-10745                   06-1282044

          ----------------         ---------------            -----------------
(State or other jurisdiction of  (Commission File No.)        (I.R.S. Employer
         incorporation)                                      Identification No.)

20 Glover Avenue, Norwalk, Connecticut                       06856-5620
  (Address of principal executive offices)                   (Zip Code)

                                 (203) 846-1641
              (Registrant's telephone number, including area code)

ITEM 5.           OTHER EVENTS.

SECOND AMENDMENT TO REVOLVING CREDIT AND GUARANTY AGREEMENT.

On July 16, 1996, the Bankruptcy Court entered an Order approving the Second Amendment dated as of June 28, 1996 (the "Second Amendment") to the Amended and Restated Revolving Credit and Guaranty Agreement dated October 17, 1995 (as amended by the Amendment Letter Agreement dated April 24, 1995, the "DIP Agreement") among The Caldor Corporation, as Borrower (the "Company"), certain of its subsidiaries, as guarantors (the "Guarantors"), the Banks party thereto and Chemical Bank, as agent (the "Agent"). The Second Amendment, among other things, rescinds the reduction of the Tranche A Commitment (as defined in the DIP Agreement) that occurred on May 4, 1996 (the "May 4 Reduction") and eliminates the reduction of the Tranche A Commitment scheduled for October 5, 1996 (the "October 5 Reduction"), each in the amount of $50 million, and provides for a reduction of the Tranche A Commitment on May 3, 1997 in the amount of $50 million. The Second Amendment provides that the May 4 Reduction will be rescinded and the October 5 Reduction will be eliminated upon (x) the entry by the Bankruptcy Court of an Order, which was entered on July 16, 1996, authorizing and directing the application by the Company of the net proceeds of the store closings sales (the "Store Closing Proceeds") authorized by the Bankruptcy Court Order dated April 2, 1996 (the "Store Closing Order") to the payment of the Term Debt (as defined in the DIP Agreement) and (y) the payment by the Company to Chemical Bank, as agent, for application to the Term Debt of an amount (which shall be no less than $22,500,000) that is equal to 90% of the funds then maintained in the segregated, interest-bearing account referred to in the Store Closing Order. The balance of the Store Closing Proceeds are to be applied to the payment of the Term Debt no later than September 30, 1996.

The Second Amendment reduces the minimum inventory requirements under the DIP Agreement, commencing for the period ending March 2, 1996, through and including the period ending September 18, 1997. In addition, the definition of EBITDA in the DIP Agreement is modified to exclude from EBITDA the non-cash portion, if any, of any non-recurring charge or restructuring charge.

The Second Amendment provides that the Company will furnish the Banks with a revised five-year business plan by no later than November 27, 1995. The Second Amendment also requires the Company to furnish the Banks with its 1997 business plan within ninety (90) days following the end of the fiscal year ending February 1, 1997.

In addition, the Second Amendment, among other things (i) excludes Capitalized Leases (as defined in the DIP Agreement) from the calculation of permitted Capital Expenditures (as defined in the DIP Agreement) during the period commencing at the beginning of the current fiscal year and ending on September 18, 1997 and limits Capitalized Leases to an aggregate of $45,000,000 during such period, (ii) resets the permitted level of Capital Expenditures (net of Capitalized Leases) during the fiscal year ending February 1, 1997 at $50,000,000 and (iii) establishes a limitation on rentals payable under leases of real property and equipment (other than Capitalized Leases) of $155,000,000 in any fiscal year. In addition, the Second Amendment (i) modifies several financial reporting requirements of the DIP Agreement and (ii) provides for the origination of Trade Banker's Acceptances.

This summary does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 99.1.

              Item 7:     Financial Statements, Pro Forma
            Financial Information and Exhibits

(c)      Exhibits:

         Exhibit Number                     Description
         --------------          ---------------------------------------------
                  99.1           Second Amendment dated as of June 28, 1996 to
                                 the Amended and Restated Revolving Credit and
                                 Guaranty Agreement dated as of October 17,
                                 1995 among The Caldor Corporation, as
                                 borrower, certain of its subsidiaries, as
                                 guarantors, the banks party thereto and
                                 Chemical Bank, as agent, as amended by the
                                 Amendment Letter Agreement dated April 24,
                                 1995.

                                   Signatures

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 The Caldor Corporation
                                                 (Registrant)

Date:  July 25, 1996                             By:      Bennett S. Gross
                                                      -------------------------
                                                          Bennett S. Gross
                                                          Vice President

                                  EXHIBIT INDEX
                                  -------------

Exhibit Number                    Description
- --------------          ----------------------------------------------
        99.1            Second Amendment dated as of June 28, 1996 to
                        the Amended and Restated Revolving Credit and
                        Guaranty Agreement dated as of October 17,
                        1995 among The Caldor Corporation, as
                        borrower, certain of its subsidiaries, as
                        guarantors, the banks party thereto and
                        Chemical Bank, as agent, as amended by the
                        Amendment Letter Agreement dated April 24,
                        1995.